SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Agreement with Stephen E. Pirnat as President, Chief Executive Officer and Chairman of the Board.

On October 30, 2017, ClearSign Combustion Corporation (the “Company”) and Mr. Stephen E. Pirnat’s, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, entered into a letter agreement extending the terms of Mr. Pirnat’s employment agreement dated February 3, 2015 (the “Employment Agreement”) through December 31, 2018 Other than extending the term of the Employment Agreement, there were no other changes in the terms of the Employment Agreement.

ITEM 9.01	Financial Statements and Exhibits.

10.1	Extension Letter dated October 30, 2017 between the ClearSign Combustion Corporation and Stephen E. Pirnat

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike
Chief Financial Officer